Exhibit 4.3

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Void after 5:00p.m. New York Time on the Expiration Date (as defined below)

Warrant No. A-1	[DATE]

WARRANT TO PURCHASE SERIES A CONVERTIBLE PREFERRED

STOCK OF

PROTEOSTASIS THERAPEUTICS, INC.

This is to Certify that, FOR VALUE RECEIVED, [PURCHASER NAME], or its permitted assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Proteostasis Therapeutics, Inc., a Delaware corporation (the “Company”), [NUMBER OF SHARES] fully paid, validly issued and nonassessable shares of Series A Convertible Preferred Stock of the Company (“Preferred Stock”) at a price per share equal to [PRICE], at any time or from time to time during the period from [DATE] to [DATE] (the “Expiration Date”), but not later than 5:00 p.m. New York City Time on the Expiration Date. The number of shares of Preferred Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Preferred Stock may be adjusted from time to time as hereinafter set forth. The shares of Preferred Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Shares” and the exercise price for each Warrant Share, as in effect at any time and as adjusted from time to time is hereinafter referred to as the “Exercise Price.”

(a) EXERCISE OF WARRANT

(1) This Warrant may be exercised in whole or in part at any time or from time to time on or after [DATE] until the Expiration Date (the “Exercise Period”), provided, however, that if either such day is a day on which banking institutions in the Commonwealth of Massachusetts are authorized by law to close, then on the next succeeding day which shall not be such a day.

(2) This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto as Exhibit A, duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than ten (10) business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Preferred Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Preferred Stock shall not then be physically delivered to the Holder.

(3) At any time during the Exercise Period, the Holder may, at its option, elect to exercise this Warrant, in whole or in part (a “Net Issue Exercise”), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder’s intent to effect such Net Issue Exercise, the number of Warrant Shares in respect of which this Warrant is being exercised and the date on which the Holder requests that such exercise occur (the “Notice of Net Issue Exercise”). The Net Issue Exercise shall take place on the date specified in the Notice of Net Issue Exercise or, if later, the date the Notice of Net Issue Exercise is received by the Company (the “Net Issue Exercise Date”). Certificates for the shares issuable upon such Net Issue Exercise and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Net Issue Exercise Date and delivered to the Holder within ten (10) business days following the Net Issue Exercise Date. In connection with any Net Issue Exercise, the number of Warrant Shares that the Company shall be required to issue shall be equal to (i) the number of Warrant Shares in respect of which this Warrant is being exercised as specified by the applicable Notice of Net Issue Exercise (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a Warrant Share. Current market value shall have the meaning set forth in Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Net Issue Exercise Date and that any reference to Common Stock, as used in paragraph (4) of such Section (c), shall mean the series or class of capital stock of the Company for which this Warrant is exercisable on the Net Issue Exercise Date.

(b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Preferred Stock as shall be required for issuance and delivery upon exercise of the Warrants.

(c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

(1) If the date for such determination is the date on which the Company’s common stock is first sold to the public by the Company in a firm commitment public offering under the Securities Act of 1933, as amended, then the initial public offering price (before deducting commissions, discounts or expenses) at which the common stock is sold in such offering; or

(2) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System (NMS), the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

(3) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq Global Market or the OTC Bulletin Board, the current Market Value shall be the last reported sale price for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant; or

(4) If the Common Stock is not so listed or admitted to unlisted trading privileges or if the bid and asked prices are not so reported, the current market value shall be an amount (not less than book value thereof, as of the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant) as is determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Preferred Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto as Exhibit B, duly executed and funds sufficient to pay any transfer tax, and, if requested by the Company, an opinion of counsel reasonably acceptable to the Company that any such assignment may be made without registration under the Securities Act of 1933, as amended, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

(e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Preferred Stock in shares of Preferred Stock, (ii) subdivide or reclassify its outstanding shares of Preferred Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Preferred Stock into a smaller number of shares, and there is not a simultaneous adjustment to the conversion price thereof, then there shall be an equitable adjustment of the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification so that it shall equal the price determined by multiplying the Exercise Price at that time by a fraction, the denominator of which shall be the number of shares of Preferred Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall be in addition to any subsequent adjustments to the conversion price of the Preferred Stock.

(2) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Section (f)(l) above, the number of Warrant Shares purchasable upon exercise of this Warrant at that time shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(3) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of this Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at its last address appearing in the Company’s books and records, and shall notify its transfer agent, if any, of such adjustment. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f)(3), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(4) In the event that at any time, as a result of an adjustment made pursuant to Section (f)(1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Preferred Stock, thereafter the number of such shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections (f)(1) to (f)(3), inclusive above.

(5) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, this Warrant and/or any replacement warrant or warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

(g) OFFICER’S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

(h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Preferred Stock or Common Stock, or (ii) if the Company shall offer to the holders of Preferred Stock or Common Stock for subscription or purchase by them any share of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least five business days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Preferred Stock or Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Preferred Stock of the Company, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Preferred Stock) or in the case of any sale, lease or conveyance to another corporation of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the Expiration Date to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Preferred Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Preferred Stock and to successive consolidations, mergers, sales or conveyances. Without limiting the generality of the foregoing provisions of this Section (i), this Section (i) shall be applicable to any mandatory conversion of the Preferred Stock into any series or class of capital stock of the Company and/or any other securities of the Company, provided that, as a result of such mandatory conversion and immediately thereafter, there shall be no outstanding shares of Preferred Stock.

(j) COMPLIANCE WITH SECURITIES ACT.

(1) Unregistered Securities. The Holder acknowledges that neither this Warrant, nor the Warrant Shares, have been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable “blue sky” or state securities law then in effect, or (ii) the availability of an exemption from any such registration and qualification.

(2) Legend. Any certificates delivered to the Holder representing Warrant Shares shall bear the following legend or a legend in substantially similar form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.”

(k) GOVERNING LAW. This Warrant will be governed by and construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

(1) NOTICES. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address last furnished to the Company in writing by the Holder. All notices from the Holder to the Company shall be delivered to the Company at its offices at Proteostasis Therapeutics, Inc., c/o HealthCare Ventures, 55 Cambridge Parkway, Suite 301, Cambridge, MA 02142-1234, facsimile number (617) 252-4342, or such other address and facsimile number as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth (5th) business day following the day such mailing is made.

(m) Amendments and Waivers. Any term of this Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), pursuant to any written instrument signed by the Company and the Holder. Any amendment or waiver effected in accordance with this Section 2(m) shall be binding on the Holder of this Warrant (and of any securities into which this Warrant is exercisable), each future holder of all such securities and the Company.

PROTEOSTASIS THERAPEUTICS, INC.

By:
Title:
Printed Name:

ACKNOWLEDGED AND AGREED:

[NAME OF PURCHASER]

By:
Title:
Printed Name:

Exhibit A

PURCHASE FORM

To:	Proteostasis Therapeutics, Inc.

The undersigned pursuant to the provisions set forth in the attached Warrant (No. _____), (the “Warrant”) hereby irrevocably elects to (check one):

(A) purchase ______ shares of the Series A Convertible Preferred Stock, par value $0.001 per share, of Proteostasis Therapeutics, Inc. (the “Preferred Stock”), covered by such Warrant and herewith makes payment of $__________ representing the full purchase price for such shares at the price per share provided for in such Warrant; or

(B) effect a Net Issue Exercise of this Warrant with respect to a total of [_____] shares of Preferred Stock pursuant to, and in accordance with, the provisions of Section (a)(3) of the Warrant (the undersigned hereby acknowledges and agrees that the number of shares of Preferred Stock actually issued to the undersigned as a result of such Net Issue Exercise will be less than such [_____] shares of Preferred Stock, in accordance with the provisions of Section (a)(3) of the Warrant).

The Preferred Stock for which the Warrant may be exercised shall be known herein as the “Warrant Shares.” All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant.

The undersigned is aware that the Warrant Shares have not been and, subject to certain registration rights which the undersigned may otherwise possess, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Shares unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Shares, or (2) such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Warrant Shares stating that the sale of the Warrant Shares has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Shares until the Warrant Shares may be legally resold or distributed without restriction.

The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Shares.

Dated:

2

Exhibit B

ASSIGNMENT FORM

ASSIGNMENT SEPARATE FROM WARRANT

FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto _______________________ (i) _________________________ (__________) the right to purchase __________ shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Proteostasis Therapeutics, Inc. (the “Company”) pursuant to the warrant No. A-_ (the “Warrant”) delivered herewith and standing in the name of the undersigned on the books of the Company, and does hereby irrevocably constitute and appoint the Company its attorney to transfer the said Warrant on the books of the Company with full power of substitution in the premises.

Dated: ____________________, __________

By:
Print Name:
Title: